                                                             Exhibit 10.20(b)
                              SECOND AMENDMENT TO
                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                           DEFERRED COMPENSATION PLAN

       WHEREAS, O'Sullivan Industries Holdings, Inc. (the "Company") has established a nonqualified deferred compensation plan for the benefit of a select group of management and highly compensation employees; and

       WHEREAS, pursuant to the terms of the Plan, the Company reserved the right to amend the Plan from time to time in its discretion; and

       WHEREAS, the Plan was heretofore amended by the First Amendment dated effective as of July 1, 1997; and

       WHEREAS, the Company desires to further amend the Plan as set forth below;

       NOW, THEREFORE, in consideration of these premises, the Plan is amended as follows, effective as of June 30, 1999, and subject to the closing of the Agreement and Plan of Merger Between OSI Acquisition, Inc. and O'Sullivan Industries Holdings, Inc. dated as of May 17, 1999:

       A. Article IV is amended to read in its entirety as follows:

                       ARTICLE IV--INVESTMENT OF ACCOUNTS

        4.1 INVESTMENT ALTERNATIVES. Each Participant may elect to have his Elective Deferral Contributions Account, Matching Contributions Account and his Profit Sharing Contributions Account allocated among the following two investment alternatives. The investment percentage for each investment alternative selected by the Participant must be a multiple of 25%.

        (a) Fixed Interest Rate. The amount owed by the Company with respect to any amount allocated to the Fixed Interest Rate investment shall be determined by crediting earnings on such amount (whether gains or losses) equal to the percentage changes in the PIMCO Total Return II Fund, assuming reinvestment of all dividends and distributions. Earnings shall be credited to Accounts as of the last day of each calendar quarter.

        (b) S&P 500. The amount owed by the Company with respect to any amount allocated to the S&P 500 investment shall be determined by crediting earnings on such amount (whether gains or losses) equal to the percentage changes in the Vanguard 500 Index Fund, assuming reinvestment of all dividends and distributions. Earnings shall be credited to Accounts as of the last day of each calendar quarter.

        The Participant shall make his initial investment selection by filing a form with the Administrator at least 15 days prior to the effective date of his participation.

        4.2 TRANSFERS BETWEEN INVESTMENTS. The Participant's investment direction shall remain in effect unless and until the Participant replaces the direction in accordance with this Section 4.2. Participants may change the percentages of their future Elective Deferral Contributions, Matching Contribution, and Profit Sharing Contributions, or the percentages of their existing Account balances, among the investment alternatives as of January 1 and July 1 of each Plan Year (each, an "Allocation Date") by filing a form with the Administrator. Any election must be filed on or before 15 days prior to the effective date.

        4.3 ELIMINATION OF THE PHANTOM STOCK MEASURING INVESTMENT. Effective as of July 1, 1999, O'Sullivan Industries Holdings, Inc. common stock (the "Phantom Stock Unit" investment) shall cease to be a measuring investment with respect to Elective Deferral Contributions, Matching Contributions and/or Profit Sharing Contributions credited to a Participant's Accounts, in accordance with the other provisions of this Plan, on or after such date. Further, any amounts credited to a Participant's Accounts which are deemed invested in Phantom Stock Units immediately prior to the closing of the Agreement and Plan of Merger

    Between OSI Acquisition, Inc. and O'Sullivan Industries Holdings, Inc. dated as of May 17, 1999, shall be valued as of the most recent trading date immediately preceding such Closing and an equivalent amount shall be deemed invested in the S&P 500 investment unless and until changed at a later date in the manner set forth in Section 4.2.

       B. Section 5.5 is amended to read in its entirety as follows:

        5.5 DISTRIBUTION OF ELECTIVE DEFERRALS. Prior to the beginning of each Plan Year, at the time that the Participant elects to make Elective Deferral Contributions for such Plan Year, the Participant may elect to receive a distribution of any such Elective Deferral Contributions that are not eligible for a Matching Contribution under Section 3.2, at any time after the end of the fifth Plan Year following the Plan Year during which such election is made. All distributions shall be made in lump sum cash payment. Any election made pursuant to this Section 5.5 shall be made on a form prescribed by the Administrator and shall be irrevocable once made.

       C. Section 5.6 is amended to read in its entirety as follows:

        5.6 METHOD OF PAYMENT. A Participant may elect distribution of his or her Accounts in a lump sum or in installments over a period of years (not to exceed ten). Any such election must be made no later than twelve months prior to the time a Participant first becomes eligible to receive a distribution of his Accounts under the Plan. If the Participant elects installment payments, the unpaid amount shall continue to be invested as provided in Article IV and shall continue to accrue earnings until paid. All distributions shall be made in cash. Any election pursuant to this
    Section 5.6 shall be made on a form prescribed by the Administrator and shall be irrevocable once made.

       D. Section 5.7 is amended by deleting the last sentence thereunder reading: "Notwithstanding the foregoing, the restrictions specified in
Section 4.2 shall apply to the election by an Officer, as defined in
Section 4.2, to receive a distribution under this Section."

       E. Notwithstanding the foregoing, this Amendment is expressly conditioned upon the closing of the Agreement and Plan of Merger Between OSI
Acquisition, Inc. and O'Sullivan Industries Holdings, Inc. dated as of May 17, 1999, and if such closing does not occur, then this Amendment shall be null and void.

                                 SIGNATURE PAGE

       IN WITNESS WHEREOF, this Second Amendment has been duly executed as of
the     day of              , 1999.

                                                       O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                                                       By:                /s/ RICHARD D. DAVIDSON
                                                            --------------------------------------------------
                                                                            Richard D. Davidson
                                                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:


 /s/ ROWLAND H. GEDDIE, III
-------------------------------------------
Rowland H. Geddie, III
Vice President, General Counsel and Secretary
